Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2015 Second Quarter Earnings Release, Conference Call and Webcast

HOUSTON, July 6, 2015 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the second quarter ended June 30, 2015, on Thursday, July 23, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Access Code:	7294157

A telephonic replay will be available following the call through August 28, 2015 at 11:59 p.m. ET by dialing:

Domestic:	1-877-344-7529
International:	1-412-317-0088
Access Code:	10068876

About Group 1 Automotive, Inc.
Group 1 owns and operates 151 automotive dealerships, 196 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com